UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

SEPTEMBER 22, 2010

Date of Report (Date of Earliest Event Reported)

PGI ENERGY FUND I SERIES 2010, INC.

(Exact name of registrant as specified in its charter)

TEXAS	333-168524	27-1980622
(State or other jurisdiction of Identification)	(Commission File Number)	(IRS Employer No.)

7322 SOUTHWEST FRWY. STE. 1100, HOUSTON, TX. 77074

Address

(713)532-5649

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events

Public Notice Regarding Effectiveness of Registration Statement.

On August 24, 2010 PGI ENERGY FUND I SERIES 2010, Inc. (the “Company” or “PGI ENERGY”) Registration Statement on Form S1 became effective by operation of law without comments from the Securities and Exchange Commission. On September 21, 2010 the Company filed a Post Effective Amended Form S-1.

This filing hereby notifies the public that the Company has addressed the SEC comments about deficiencies in the original S-1 Registration Statement by filing appropriate response letter to the SEC staff comments and filed a Post Effective Amended S-1 with the SEC. The SEC has not yet determined whether the Post Effective Amended S-1 filed adequately addresses all of the Staff concerns. The Company intends to immediately file Form 211 with one or more market makers to request a ticker symbol to be issued by FINRA to enable the Company to timely list its securities on the OTC pink sheets or Bulletin Board. The Company will begin its PR/IR investor awareness campaign in anticipation of meeting its hard IPO launch date. The Company is planning a hard launch date of October 15, 2010 of its Initial Public Offering contingent upon receiving its ticker symbol for trading.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGI ENERGY FUND I SERIES 2010, INC. .

By:	/S/ MARCELLOUS S. MCZEAL
Name:	MARCELLOUS S. MCZEAL
Title:	Chief Executive Officer

Dated: 9/22/2010